Exhibit 32.2

Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned certifies that to the best of my knowledge:

(1)	the Quarterly Report on Form 10-Q of A. O. Smith Corporation for the nine months ended September 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of A. O. Smith Corporation.

November 9, 2015

/s/ John J. Kita
John J. Kita
Executive Vice President and Chief Financial Officer

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